COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                            3 MONTHS ENDED                   9 MONTHS ENDED
                                             SEPTEMBER 30                     SEPTEMBER 30
                                    -----------------------------     -----------------------------
                                       1996               1995           1996               1995
                                    ----------         ----------     ----------         ----------
                                              (In thousands except for per share amounts)

Weighted average shares
 outstanding                           21,891             15,599         21,327             15,592
Net effect of dilutive
 stock options-based on the
 treasury stock method using
 average market price                       2                 14                                10
                                    ----------         ----------     ----------         ----------
                                       21,893             15,613         21,327             15,602
                                    ==========         ==========     ==========         ==========

  Income (Loss) from
    continuing operations           $   1,878          $   2,039      $ (54,870)         $     (89)
  Income from discontinued
    operations
                                    ----------         ----------     ----------         ----------
                                                                                             2,360
  Net income (Loss)                     1,878              2,039        (54,870)             2,271
                                    ==========         ==========     ==========         ==========

Per share amounts:
  Income (loss) from
    continuing operations           $     .09          $     .13      $   (2.57)         $     .00
  Income from discontinued
    operations                                                                                 .15
                                    ----------         ----------     ----------         ----------
         Net income (loss)
           per share                $     .09          $     .13      $   (2.57)         $     .15
                                    ==========         ==========     ==========         ==========


Net income (loss)                   $   1,878          $   2,039      $ (54,870)          $  2,271
Less preferred dividends                2,632                             5,764
                                    ----------         ----------     ----------         ----------


  Net income (loss)
    attributable to
    common shareholders             $   (754)          $   2,039      $ (60,634)         $   2,271
                                    ==========         ==========     ==========         ==========


Per share amounts
   attributable to common
   shareholders:
  Net income (loss) from
     continuing operations          $    (.03)         $     .13      $   (2.84)         $     .00
  Income from discontinued
     operations                                                                                .15
                                    ----------         ----------     ----------         ----------

      Net income (loss) per
       share attributable to
        common shareholders         $    (.03)         $     .13      $   (2.84)         $     .15
                                    ==========         ==========     ==========         ==========

               COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (continued)


                                            3 MONTHS ENDED                   9 MONTHS ENDED
                                             SEPTEMBER 30                     SEPTEMBER 30
                                    -----------------------------     -----------------------------
                                       1996               1995           1996               1995
                                    ----------         ----------     ----------         ----------
                                              (In thousands except for per share amounts)

Fully diluted earnings
 per share:
  Average shares outstanding           21,891             15,599
  Net effect of dilutive
   stock options-based on the
   treasury stock method using
   average market price                     2                 14
  Assumed conversion of 6%
   convertible bonds                    1,949              1,955
  Assumed conversion of 7%
   convertible bonds                                       4,866
  Assumed conversion of 6 3/8%
   convertible bonds                    3,880              3,880
  Assumed conversion of MARCS           7,078
                                    ----------         ----------
                                       34,800             26,315
                                    ==========         ==========

Net income                           $  1,878            $ 2,039
Add 6% convertible bond
 interest net of federal
 income tax effect                        513                514
Add 7% convertible bond
 interest net of federal
 income tax effect                                           911
Add 6 3/8% convertible bond
 interest net of federal
 income tax effect                      1,104              1,104
Less adjustment for capitalized
 interest                              (1,442)            (1,395)
                                    ----------         ----------
Income from continuing
 operations                         $   2,052          $   3,173
                                    ==========         ==========


Per share amounts:
Earnings from continuing
 operations                         $     .06          $     .12
                                    ==========         ==========